UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 23, 2013
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FMC CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Market Street Philadelphia, Pennsylvania		19103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 215-299-6000
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 23, 2013, the Company's Restated Certificate of Incorporation was amended in order to effectuate the amendments (collectively, the “Amendment”) approved by stockholders at the 2013 Annual Meeting of Stockholders of FMC Corporation (the “Company”). The Amendment eliminated the classification of the Board of Directors, by amending paragraph (b) of Article Eighth of the Restated Certificate of Incorporation as set forth below1:
The number of directors which shall constitute the whole Board ~~shall be such as from time to time shall be fixed by~~ [shall be fixed by, and may be amended from time to time by,] resolution adopted by [the] affirmative vote of a majority of the whole Board except that such number shall not be less than three (3) nor more than fifteen (15). ~~, the exact number to be eleven (11) until otherwise determined by resolution adopted by affirmative vote of a majority of the whole Board.~~
~~Commencing with the annual election of directors by the stockholders of the Corporation in 1983, the directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Membership in such classes shall be as nearly equal in number as possible. The term of office of the initial Class I directors shall expire at the annual election of directors by the stockholders of the Corporation in 1984, the term of office of the initial Class II directors shall expire at the annual election of directors by the stockholders of the Corporation in 1985, and the term of office of the initial Class III directors shall expire at the annual election of directors by the stockholders of the Corporation in 1986, or thereafter when their respective successors in each case are elected by the stockholders and qualified subject, however, to prior death, resignation, retirement, disqualification or removal from office. At each succeeding annual election of directors by the stockholders of the Corporation beginning in 1984, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding annual election of directors by the stockholders of the Corporation, or thereafter when their respective successors in each case are elected by the stockholders and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.~~
[Commencing with the 2014 annual meeting of the stockholders of the Corporation, each director elected shall be elected for a one- year term and such director shall hold office until the next Annual Meeting and until his or her successor has been elected and qualified, subject to prior death, resignation or removal.
In no case will the manner of election prescribed in this paragraph (b) of Article EIGHTH, or any decrease in the number of directors constituting the whole Board, shorten the term of any incumbent director.]
Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than quorum, or by a sole remaining director. ~~Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.~~
Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto. ~~, and such directors so elected shall not be divided into classes pursuant to this Section (b) of Article EIGHTH unless expressly provided by such terms.~~
Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, with or without cause and only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.
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1 The stricken through language represents existing language to be deleted, and language in brackets represents new language to be added. The stricken text and brackets are for illustration purposes only and are not part of the amended provision.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION (Registrant)

By:	/S/ PAUL W. GRAVES
Paul W. Graves Executive Vice President and Chief Financial Officer
Date: May 30, 2013